Exhibit 99.2

Certification of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                In connection with the Quarterly Report of International Multifoods Corporation (the “Company”) on Form 10-Q for the period ended August 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John E. Byom, Vice President, Finance and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

                (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, for the period covered by the Report.

/s/ John E. Byom
John E. Byom
Vice President, Finance & Chief Financial Officer

Date:  October 8, 2002